Delaware	PAGE 1
The First State

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "LUCAS PUBLICATIONS, INC. ", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF MARCH, A. D. 2008, AT 12:50 O'CLOCK P.M.
    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 6441568
DATE: 03-11-08

CERTIFICATE OF INCORPORATION

OF

LUCAS PUBLICATIONS, INC.

FIRST:                      The name of this corporation shall be Lucas Publications, Inc.

SECOND:                 Its registered office in the State of Delaware is to be located at 615 South DuPont Highway, City of Dover, Kent County, Delaware 19901, and the name of its registered agent is National Corporate Research, Ltd.

THIRD:                     The purpose of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the Generall Corporation Law of Delaware.

FOURTH:                 The total number of shares of stock which this corporation is authorized to issue is 1,000,000 shares of common voting stock with a par value of $0.0001 per share.

FIFTH:                      The name and address .of the incorporator is Paula Pescaru, Gersten Savage LLP, 600 Lexington Avenue, 9th Floor, New York, NY 10022.

SIXTH:                      The corporation is to have perpetual existence.

SEVENTH:                The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

EIGHTH:       No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the directors duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for ally transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 11th day of March,
2008.

/s/ Paula Pescaru
Paula Pescaru
Incorporator